                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Apartment Investment and Management Company for the registration of up to 715,781 Class A Common Stock and to the incorporation by reference therein of our report dated January 24, 2001, except for Note 24, as to which the date is March 29, 2001, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                   /s/ ERNST & YOUNG LLP

Denver, Colorado
November 8, 2001